Exhibit 99.1
Contact:
Julie Wood
Vice President, Public Affairs
510-597-6505
Onyx Pharmaceuticals Reports Full Year and Fourth Quarter 2010 Financial Results
Global Nexavar Sales Increase 11% to $934 Million for 2010 Over 2009; Including Record Sales of $257 Million for Q4 2010
EMERYVILLE, CA — February 23, 2011 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the full year and fourth quarter 2010. Onyx reported non-GAAP net income of $39.2 million, or $0.63 per diluted share, for the full year 2010 compared to non-GAAP net income of $54.4 million, or $0.89 per diluted share, for the same period in 2009. Onyx reported a non-GAAP net loss of $17.4 million, or $0.28 per diluted share, for the fourth quarter 2010 compared to non-GAAP net income of $8.8 million, or $0.14 per diluted share, for the same period in 2009. Non-GAAP net income excludes, among other items, adjustments to contingent consideration expense in connection with our acquisition of Proteolix Inc., or Proteolix; employee stock-based compensation expense and non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) 470-20.
On a GAAP basis, Onyx reported a net loss of $84.8 million, or $1.35 per diluted share, for the full year 2010 compared to net income of $16.2 million, or $0.27 per diluted share, in the same period in 2009. On a GAAP basis, Onyx reported a net loss of $17.1 million, or $0.27 per diluted share, for the fourth quarter 2010 compared to net loss of $5.5 million, or $0.09 per diluted share, in the same period in 2009. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”
“Strong Nexavar sales for the fourth quarter and full year 2010 provided accelerated momentum across our business,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “We start 2011 well positioned to drive our Nexavar and proteasome inhibitor franchises forward. The NDA for carfilzomib in relapsed and refractory multiple myeloma is on track for filing as early as mid-year; our Phase 3 confirmatory trials, ASPIRE and FOCUS, are advancing; and ONX 0912, our next generation proteasome inhibitor, is expected to advance to Phase 2. Importantly, we are also generating additional Nexavar data for liver cancer and exploring potential new indications to support its expanded use in even greater numbers of patients.”
Operating Revenue
Global Nexavar net sales which are recorded by Onyx’s collaborator Bayer HealthCare Pharmaceuticals Inc., or Bayer, were $934.0 million and $257.4 million for the full year and fourth quarter 2010, respectively, an increase of 11% and 9%, respectively, compared to $843.5 million and $235.2 million in the same periods in 2009. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide.
For the full year and fourth quarter 2010, Onyx reported total operating revenue of $324.5 million and $70.0 million, respectively, compared to $251.4 million and $68.3 million for the same periods in 2009. Total operating revenue is comprised of revenue under the Nexavar collaboration agreement and revenue under the exclusive license agreement entered into with Ono Pharmaceutical Co., Ltd., or Ono. Revenue under the Nexavar collaboration agreement was $265.4 million and $70.0 million for the full year and fourth quarter 2010, respectively, compared to $250.4 million and $67.3 million for the same periods in 2009.
Operating Expenses
Onyx recorded research and development expenses of $185.7 million and $54.3 million for the full year and fourth quarter 2010, respectively, compared to $128.5 million and $36.0 million for the same periods in 2009. Higher research and development expenses between periods were primarily due to investments in the development of carfilzomib.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

Selling, general and administrative expenses were $114.2 million and $36.9 million for the full year and fourth quarter 2010, respectively, compared to $101.1 million and $32.2 million for the same periods in 2009. Higher selling, general and administrative expenses between periods were primarily due to planned increases in spending as a result of the acquisition of Proteolix and an increase in employee-related costs.
Onyx recorded $92.9 million of non-cash contingent consideration expense for the full year 2010 and $8.2 million of non-cash benefit for the fourth quarter 2010 associated with changes in the fair value of the liability for contingent consideration recorded for the potential milestone payments under the Proteolix acquisition. The increase in the fair value for the full year 2010 resulted from changes in the assessed probability of technical and regulatory success (PTRS) and the passage of time, partially offset by a benefit recorded as a result of an amendment (the “Amendment”) to the Proteolix Plan of Merger and Acquisition (the “Merger Agreement”) executed in January 2011. The change in the PTRS was due to positive preliminary results from the 003-A1 trial, a Phase 2b study of carfilzomib, and the 006 trial, a Phase 1b study of carfilzomib plus lenalidomide and low-dose dexamethasone, both in patients with multiple myeloma. The Amendment primarily modifies provisions in the Merger Agreement related to one of the milestone events.
Interest Expense
Interest expense of $19.4 million and $4.9 million for the full year and fourth quarter 2010, respectively, primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $9.0 million and $2.4 million, respectively, as a result of the application of ASC 470-20.
Cash, Cash Equivalents and Marketable Securities
Cash, cash equivalents, and current and non-current marketable securities of $577.9 million at December 31, 2010 were comparable to $587.3 million at December 31, 2009. This excludes restricted cash of $31.9 million and $27.6 million at December 31, 2010 and December 31, 2009, respectively.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 23, 2011. Interested parties may access a live webcast of the presentation on the company’s website at:
http://www.onyx-pharm.com/view.cfm/32/Event-Calendar

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

or by dialing 847-413-3362 and using the passcode 29045749#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 29045749# approximately one hour after the teleconference concludes. The replay will be available through March 9, 2011.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including carfilzomib, a next generation proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors. ONX 0801, an alpha-folate receptor targeted inhibitor of the thymidylate synthase, and ONX 0912, an oral proteasome inhibitor, are currently in Phase 1 testing. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, the potential expansion of Onyx’s product portfolio and our 2011 guidance. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; we may never receive marketing approval for carfilzomib; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; if approved, we may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments, including Proteolix, Inc.; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Revenue from collaboration agreement	$69,978	$67,317	$265,350	$250,390
License revenue	—	—	59,165	—
Contract revenue from collaborations	—	1,000	—	1,000

Total operating revenue	69,978	68,317	324,515	251,390
Operating expenses:
Research and development (1)	54,346	36,028	185,740	128,506
Selling, general and administrative (1)	36,875	32,232	114,167	101,132
Contingent consideration	(8,177)	1,528	92,930	1,528

Total operating expenses	83,044	69,788	392,837	231,166

Income (loss) from operations	(13,066)	(1,471)	(68,322)	20,224
Investment income	632	920	2,829	4,028
Interest expense	(4,933)	(4,603)	(19,400)	(6,858)
Other income (expense)	89	—	(773)	—

Income (loss) before provision (benefit) for income taxes	(17,278)	(5,154)	(85,666)	17,394
Provision (benefit) for income taxes	(157)	355	(819)	1,233

Net income (loss)	$(17,121)	$(5,509)	$(84,847)	$16,161

Net income (loss) per share:
Basic	$(0.27)	$(0.09)	$(1.35)	$0.27

Diluted (2)	$(0.27)	$(0.09)	$(1.35)	$0.27

Computation of diluted shares:
Basic	62,779	62,189	62,618	59,215
Dilutive effect of options	—	—	—	292

Diluted (2)	62,779	62,189	62,618	59,507

(1) Includes employee stock-based compensation charges of:
Research and development	$1,161	$1,288	$4,252	$3,574
Selling, general, and administrative	4,364	4,858	17,865	17,506

Total employee stock-based compensation	$5,525	$6,146	$22,117	$21,080

(2) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months ended December 31, 2010 and 2009 and the years ended December 31, 2010 and 2009 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Nexavar product revenue, net (as recorded by Bayer)	$257,374	$235,175	$934,038	$843,470

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$214,577	$205,247	$794,977	$753,340
Combined cost of goods sold, distribution, selling, general and administrative expenses	92,805	89,674	329,989	312,205

Combined collaboration commercial profit	$121,772	$115,573	$464,988	$441,135

Onyx’s share of collaboration commercial profit	$60,886	$57,787	$232,494	$220,567
Reimbursement of Onyx’s shared marketing expenses	6,096	7,435	23,122	23,514
Royalty revenue	2,996	2,095	9,734	6,309

Revenue from collaboration agreement	$69,978	$67,317	$265,350	$250,390

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$(17,121)	$(5,509)	$(84,847)	$16,161
Non-GAAP adjustments:
Contingent consideration	(8,177)	1,528	92,930	1,528
Employee stock-based compensation	5,525	6,146	22,117	21,080
Imputed interest related to the convertible senior notes due 2016	2,361	2,111	9,032	3,137
Acquisition related transaction costs	—	4,480	—	5,491
Milestone payments	—	—	—	7,000

Non-GAAP net income (loss) (3)	$(17,412)	$8,756	$39,232	$54,397

Computation of non-GAAP diluted net income (loss)

Non-GAAP net income (loss) (3)	$(17,412)	$8,756	$39,232	$54,397

Add:
Interest and issuance costs related to dilutive convertible senior notes (4)	—	—	—	3,683

Non-GAAP net income (loss) — diluted (3)	$(17,412)	$8,756	$39,232	$58,080

Computation of non-GAAP diluted shares
Basic shares	62,779	62,189	62,618	59,215
Dilutive effect of options and restricted stock	—	—	—	292
Dilutive effect of convertible senior notes (4)	—	—	—	5,801

Non-GAAP diluted shares (3)	62,779	62,189	62,618	65,308

Non-GAAP net income (loss) per share (3)	$(0.28)	$0.14	$0.63	$0.92
Non-GAAP net income (loss) per share — diluted (3)	$(0.28)	$0.14	$0.63	$0.89

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income (loss), non-GAAP net income (loss) – diluted, non-GAAP net income (loss) per share, and non-GAAP net income (loss) per share – diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.
Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.
These non-GAAP financial measures exclude the following items from GAAP net income (loss) and diluted per share amounts:

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.
Milestone payments and acquisition related transaction costs: The effects of milestone payments and acquisition related transaction costs are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusions allow for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.
(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three months ended December 31, 2010 and 2009 and the year ended December 31, 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2010 FINANCIAL RESULTS
FEBRUARY 23, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)	(5)
Assets
Cash, cash equivalents and current marketable securities	$549,313	$550,108
Other current assets	95,871	88,615

Total current assets	645,184	638,723
Marketable securities, non-current	28,555	37,174
Property and equipment, net	10,822	7,473
Intangible assets — in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	35,599	8,835

Total assets	$1,352,635	$1,324,680

Liabilities and stockholders’ equity
Current liabilities	$72,860	$107,778
Convertible senior notes due 2016	152,701	143,669
Liability for contingent consideration, non-current	253,458	160,528
Deferred tax liability	157,090	157,090
Other long-term liabilities	18,952	5,059
Stockholders’ equity	697,574	750,556

Total liabilities and stockholders’ equity	$1,352,635	$1,324,680

(5)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.